UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: January 7, 2009

Commission File Number: 000-53461

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 7, 2009 the Company entered into a management agreement with Q4 Financial Group Inc (the Agreement”) and Dennis Petke.  Pursuant to the Agreement, Q4 Financial Group Inc.’s President, Dennis Petke (the “Consultant”), has agreed to serve as the Company’s Chief Financial Officer and a director of the Company once, and if, duly elected pursuant to the Company’s Articles.

The material terms of the Agreement are as follows:
•
The Consultant will be paid $8,500 per month plus a one time issuance of options to purchase 800,000 common shares of the Company at $0.30 per share for providing services customary to the position of Chief Financial Officer.

o	The options will expire the earlier of January 7, 2011 or immediately upon the Consultant ceasing to act as the Chief Financial Officer of the Company.
•
The Consultant will be issued options to purchase 200,000 common shares of the Company at $0.30 per share as consideration for agreeing to act as a director of the Company.  These options were issued immediately upon the execution of the Agreement, but will expire the earlier of:

o	by January 7, 2011;
o	if the Consultant does not provide a consent to act once, and if, duly elected to the Company’s board of directors; and
o	immediately upon the Consultant ceasing to act on the Company’s board of directors.
•	The Consultant agrees not to exercise any more than 250,000 of all of the options granted to him pursuant to the agreement in any 90 day period until October 1, 2009.
•	The Consultant shall not sell more than 250,000 shares acquired through the exercise of the options granted to him pursuant to the Agreement in any 90 day period.
•	The Agreement is valid until January 6, 2010, but is automatically renewable absent notice to terminate from either party.
•	The Agreement may be terminated by the Company immediately with cause, and with by delivery of 7 days written notice without cause.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Management Agreement entered into with Q4 Financial Group Inc. entered into on January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2009	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof
President and Chief Executive Officer